Exhibit 10.44

SECOND AMENDMENT TO

AMENDED AND RESTATED PROMISSORY NOTE

THIS SECOND AMENDMENT TO AMENDED AND RESTATED PROMISSORY NOTE is made as of this 6th day of November, 2009, by and between NEOGEN CORPORATION, a Michigan corporation of 620 Lesher Place, Lansing, Michigan 48912 (the “Borrower”) and BANK OF AMERICA, N.A., successor by merger to LaSalle Bank Midwest National Association, a national banking association, of 2600 West Big Beaver Road, Troy, Michigan 48084 (“Bank”).

WHEREAS, the Borrower has made and delivered to the Bank its Amended and Restated Promissory Note dated December 26, 2008 in the principal amount of $10,000,000, as amended by Amendment Agreement dated August 31, 2009 (as amended, the “Note”), which Note evidences the “Revolving Loan,” as defined in the Loan Agreement referenced in the Note;

WHEREAS, the Borrower and the Bank now wish to further amend the Note as provided below;

NOW, THEREFORE, the parties agree that the Note shall be amended as follows:

1. The “Due Date,” as defined in the Note, is hereby extended from December 1, 2010 to December 1, 2011.

2. In all other respects the Note is hereby ratified and affirmed. This Amendment may be attached to the Note as a rider, but such attachment shall not be necessary to the validity thereof.

Borrower:

NEOGEN CORPORATION, a Michigan corporation

By:
Name:	Richard R. Current
Title:	Vice President and Chief Financial Officer

Bank:

BANK OF AMERICA, N.A., successor by merger to LaSalle Bank Midwest National Association, a national banking association

By:
Name:	James Spoelma
Title:	Senior Vice President